FILED
IN  THE  OFFICE  OF  THE
SECRETARY  OF  STATE  OF  THE
STATE  OF  NEVADA
JUN  20  1994


                                    AMENDMENT
                       TO THE ARTICLES OF INCORPORATION OF
                        MEDGAIN INTERNATIONAL CORPORATION

     We, the undersigned, being Directors and President and Secretary of the Corporation, pursuant to the provisions of the Nevada Revised Statutes, do hereby adopt the following Amendment to its Articles of Incorporation:

Article  I.     (NAME)     The  name  of  the  Corporation  is:
-----------
                                   E-REX, INC.

The above Amendment to the Articles of Incorporation was adopted by the Shareholders of the Corporation on March 9, 1994, by a majority vote of the outstanding shares of the Corporation.

Dated  this  14th  day  of  June  1994

                                        /s/  Elliott  R.  Pearson
                                        _________________________
                                        Elliott  R.  Pearson
                                        Director  &  President


                                        /s/  Rex  Morden
                                        _______________________
                                        Rex  Morden
                                        Director  &  Secretary


STATE  OF  NEVADA
COUNTY  OF  CLARK

On this 14th day of June, 1994, before me, the undersigned, a Notary Public in and for the State of Nevada, personally appeared Rex Morden, the duly elected Secretary of E-REX, INC., know to me to be the person described in and who executed the foregoing Amendment to the Articles of Incorporation and who acknowledged to me that he executed the same freely and voluntarily on behalf of and in his capacity as the Secretary of E-REX, INC. I have hereunto set my hand and affixed my official seal the day and year first above written.

                                        /s/  Craig  Fraley
                                        __________________
                                        Notary  Public
My  Commission  Expires:
7/27/1997
_______________________


STATE  OF  NEVADA
COUNTY  OF  CLARK

On this 14th day of June, 1994, before me, the undersigned, a Notary Public in and for the State of Nevada, personally appeared Elliott R. Pearson, the duly elected President of E-REX, INC., known to me to be the person described in and who executed the foregoing Amendment to the Articles of Incorporation and who acknowledged to me that he executed the same freely and voluntarily on behalf of and in his capacity as the President of E-REX, INC. I have hereunto set my hand and affixed my official seal the day and year first above written.

                                        /s/  Craig  Fraley
                                        __________________
                                        Notary  Public

My  Commission  Expires:
7-27-1997
________________________